Exhibit 99.2

Arbor Realty Trust, Inc. Closes Offering of $40 Million of

Senior Unsecured Notes due 2023

UNIONDALE, N.Y., April 27, 2020 — Arbor Realty Trust, Inc. (the “Company”) (NYSE:ABR) announced today that it has closed the private placement of $40 million aggregate principal amount of 8.00% senior unsecured notes due April 30, 2023 (the “Notes”).

The Company intends to use the net proceeds from the offering to repay secured indebtedness, make investments relating to its business and for general corporate purposes.

“We are extremely pleased with our ability to issue three-year, 8%, unsecured debt in a very challenging environment, which continues to demonstrate the value of our franchise and the strong relationships we have with our investors,” said Ivan Kaufman, President and Chief Executive Officer. “As I mentioned in our shareholder letter on April 13, 2020, 45 days ago we had approximately $235 million of debt outstanding that was subject to margin calls on our securities. Through cash pay downs and the restructuring of a portion of this debt, we reduced this outstanding balance to $79 million. This capital raise will allow us to further reduce this debt leaving us with only approximately $40 million of debt remaining against our securities with potential margin call exposure.”

Piper Sandler & Co. acted as placement agent for this offering.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act. The Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer. Arbor’s product platform also includes CMBS, bridge, mezzanine and preferred equity lending.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the anticipated use of the net proceeds from the offering. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Alexander Lobo 646-536-7037 alobo@theruthgroup.com

Media:

Bonnie Habyan, Chief Marketing Officer

516-506-4615

bhabyan@arbor.com